345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Wendy Wilson	Cole Lannum, CFA
(574) 373-3798	(574) 371-9480
wendy.wilson@zimmerbiomet.com	cole.lannum@zimmerbiomet.com

Barb Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces

Second Quarter 2019 Financial Results

•	Net sales of $1.989 billion for the second quarter represent a decrease of 0.9% from the prior year period; an increase of 1.2% on a constant currency basis
•	Diluted earnings per share for the second quarter were $0.65. Adjusted diluted earnings per share for the second quarter were $1.93
•	The Company updates guidance and expects to achieve its weighted average market growth rate target six months ahead of schedule

(WARSAW, IN) July 26, 2019 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2019.  The Company reported second quarter net sales of $1.989 billion, a decrease of 0.9% from the prior year period, and an increase of 1.2% on a constant currency basis.  Diluted earnings per share for the second quarter were $0.65, a decrease of 28% from the prior year period.  Second quarter adjusted diluted earnings per share were $1.93, an increase of 0.5% over the prior year period.  Net earnings for the second quarter were $134 million and $398 million on an adjusted basis.

“My level of confidence in our turnaround increases with every quarter,” said Bryan Hanson, President and CEO of Zimmer Biomet.  “Our team is focused, engaged and has positioned the company for offense in the second half of 2019.  I’m truly excited by the momentum we are seeing and we have updated our guidance to reflect the progress we made in the first half of the year.”

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three and six month periods ended June 30, 2019, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2019

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,215	(0.2)%	0.1%
EMEA	438	(4.3)	1.9
Asia Pacific	336	0.8	4.7
Total	$1,989	(0.9)%	1.2%
Product Categories
Knees
Americas	$415	1.6%	1.8%
EMEA	163	(4.3)	2.1
Asia Pacific	126	1.2	5.7
Total	704	0.1	2.5
Hips
Americas	253	1.3	1.6
EMEA	126	(5.9)	0.1
Asia Pacific	100	(2.8)	0.5
Total	479	(1.5)	0.9
S.E.T *	444	2.5	4.3
Spine & CMF**	186	(6.2)	(4.9)
Dental	107	(0.3)	1.7
Other	69	(12.6)	(10.9)
Total	$1,989	(0.9)%	1.2%

* Surgical, Sports Medicine, Extremities and Trauma

** Craniomaxillofacial

NET SALES - SIX MONTHS ENDED JUNE 30, 2019

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$2,408	(0.7)%	(0.4)%
EMEA	902	(5.5)	1.7
Asia Pacific	654	1.1	5.1
Total	$3,964	(1.5)%	1.0%
Product Categories
Knees
Americas	$824	(0.2)%	-%
EMEA	339	(5.7)	1.8
Asia Pacific	235	1.5	6.2
Total	1,398	(1.3)	1.5
Hips
Americas	500	0.5	0.8
EMEA	259	(6.1)	0.9
Asia Pacific	204	(0.5)	3.1
Total	963	(1.6)	1.3
S.E.T *	884	0.9	3.0
Spine & CMF**	369	(3.3)	(1.8)
Dental	211	(1.6)	0.7
Other	139	(12.2)	(10.1)
Total	$3,964	(1.5)%	1.0%

* Surgical, Sports Medicine, Extremities and Trauma

** Craniomaxillofacial

Cash Flow and Balance Sheet

Operating cash flow for the second quarter was $301 million and free cash flow was $161 million. The Company paid down $115 million of debt, paid $49 million in dividends in the quarter and declared a second quarter dividend of $0.24 per share.

Guidance

The Company had previously stated that it expected to achieve constant currency revenue in line with its weighted average market growth rate starting in 2020.  Given the progress made in the turnaround, the Company now believes it will achieve this goal beginning in the third quarter of 2019, six months earlier than previously expected. The Company provided updated 2019 financial guidance for the following metrics.  All other previous guidance items remain unchanged:

Projected Year Ending December 31, 2019
	Previous Guidance	Current Guidance
2019 Sales Growth vs Prior Year(1)	(0.5%) - 0.5%	Flat - 0.5%
Adjusted Operating Profit Margin(2)	27.0% - 28.0%	27.0% - 27.5%
Adjusted Tax Rate(2)	17.0% - 18.0%	16.5% - 17.5%
Adjusted Diluted EPS(2)	$7.70 - $7.90	$7.75 - $7.90

(1)	2019 sales growth vs prior year is provided on an as reported basis and includes 125 to 175 basis points of negative foreign exchange impact (vs. 100 to 150 basis points previously).
(2)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts.  See "Forward-Looking Non-GAAP Financial Measures."

Conference Call

The Company will conduct its second quarter 2019 investor conference call today, July 26, 2019, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three and six month periods ended June 30, 2019 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three and six month periods ended June 30, 2019 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain inventory and manufacturing-related charges, including charges to terminate a raw material supply agreement and to discontinue certain product lines; intangible asset amortization; intangible asset impairment; acquisition, integration and related expenses; quality remediation expenses; certain litigation gains and charges; expenses to comply with the new European Union Medical Device Regulation; other charges; any related effects on our income tax provision associated with these items and other certain tax adjustments.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2019.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain potential charges or gains connected to quality enhancement and remediation efforts and certain legal and tax matters.  We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts.  It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “look forward to” and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures, including the impact of the U.S. excise tax on medical devices if such tax is not further suspended or repealed; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this release.

###

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$1,988.6	$2,007.6
Cost of products sold, excluding intangible asset amortization	581.3	583.7
Intangible asset amortization	146.9	149.5
Research and development	112.1	99.1
Selling, general and administrative	840.3	791.3
Intangible asset impairment	70.1	-
Acquisition, integration and related	10.5	50.5
Quality remediation	22.7	37.5
Operating expenses	1,783.9	1,711.6
Operating Profit	204.7	296.0
Other expense, net	(4.7)	(2.9)
Interest expense, net	(59.7)	(75.3)
Earnings before income taxes	140.3	217.8
Provision for income taxes	8.4	32.9
Net Earnings	131.9	184.9
Less: Net loss attributable to noncontrolling interest	(1.8)	(0.1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$133.7	$185.0
Earnings Per Common Share
Basic	$0.65	$0.91
Diluted	$0.65	$0.90
Weighted Average Common Shares Outstanding
Basic	204.8	203.3
Diluted	206.2	204.6

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, except per share amounts, unaudited)

	2019	2018
Net Sales	$3,964.1	$4,025.2
Cost of products sold, excluding intangible asset amortization	1,134.7	1,159.5
Intangible asset amortization	290.3	300.3
Research and development	213.8	194.8
Selling, general and administrative	1,636.7	1,593.0
Intangible asset impairment	70.1	-
Acquisition, integration and related	21.2	96.5
Quality remediation	42.4	80.1
Operating expenses	3,409.2	3,424.2
Operating Profit	554.9	601.0
Other expense, net	(5.2)	(6.5)
Interest expense, net	(117.7)	(153.3)
Earnings before income taxes	432.0	441.2
Provision for income taxes	53.9	80.1
Net Earnings	378.1	361.1
Less: Net (loss) earnings attributable to noncontrolling interest	(1.7)	1.4
Net Earnings of Zimmer Biomet Holdings, Inc.	$379.8	$359.7
Earnings Per Common Share
Basic	$1.86	$1.77
Diluted	$1.84	$1.76
Weighted Average Common Shares Outstanding
Basic	204.6	203.2
Diluted	206.0	204.6

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$403.1	$542.8
Receivables, net	1,247.1	1,275.8
Inventories	2,344.5	2,256.5
Other current assets	396.5	352.3
Total current assets	4,391.2	4,427.4
Property, plant and equipment, net	2,035.8	2,015.4
Goodwill	9,593.7	9,594.4
Intangible assets, net	7,524.2	7,684.6
Other assets	660.8	405.0
Total Assets	$24,205.7	$24,126.8
Liabilities and Stockholders' Equity
Current liabilities	$1,677.8	$1,896.3
Current portion of long-term debt	2,000.0	525.0
Other long-term liabilities	2,146.4	2,015.7
Long-term debt	6,719.3	8,413.7
Stockholders' equity	11,662.2	11,276.1
Total Liabilities and Stockholders' Equity	$24,205.7	$24,126.8

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

	2019	2018
Cash flows provided by (used in) operating activities
Net earnings	$378.1	$361.1
Depreciation and amortization	500.7	525.1
Share-based compensation	40.0	26.0
Intangible asset impairment	70.1	-
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(44.2)	(42.4)
Receivables	29.3	177.7
Inventories	(83.0)	(99.3)
Accounts payable and accrued expenses	(269.8)	(27.1)
Other assets and liabilities	(36.6)	(37.3)
Net cash provided by operating activities (1)	584.6	883.8
Cash flows provided by (used in) investing activities
Additions to instruments	(144.8)	(126.1)
Additions to other property, plant and equipment	(96.7)	(53.7)
Net investment hedge settlements	21.3	-
Acquisition of intellectual property rights	(197.6)	-
Investments in other assets	(9.9)	(15.5)
Net cash used in investing activities	(427.7)	(195.3)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	-	749.5
Proceeds from multicurrency revolving facility	-	400.0
Payments on multicurrency revolving facility	-	(375.0)
Redemption of senior notes	-	(1,150.0)
Proceeds from term loans	200.0	-
Payments on term loans	(425.0)	(225.0)
Net payments on other debt	-	(0.2)
Dividends paid to stockholders	(98.1)	(97.4)
Proceeds from employee stock compensation plans	54.8	56.4
Net cash flows from unremitted collections from factoring programs	(25.6)	(62.9)
Business combination contingent consideration payments	-	(16.7)
Other financing activities	(4.9)	(7.7)
Net cash used in financing activities	(298.8)	(729.0)
Effect of exchange rates on cash and cash equivalents	2.2	(2.7)
Decrease in cash and cash equivalents	(139.7)	(43.2)
Cash and cash equivalents, beginning of period	542.8	524.4
Cash and cash equivalents, end of period	$403.1	$481.2

(1)  2019 reflects approximately $168 million paid related to a patent litigation matter

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

	Three Months Ended June 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,214.3	$1,216.3	(0.2)%	3.0%	(2.9)%	(0.3)%
EMEA	438.0	457.7	(4.3)	4.5	(2.6)	(6.2)
Asia Pacific	336.3	333.6	0.8	6.8	(2.1)	(3.9)
Total	$1,988.6	$2,007.6	(0.9)%	3.9%	(2.7)%	(2.1)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

	Three Months Ended June 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$703.5	$703.0	0.1%	5.7%	(3.2)%	(2.4)%
Hips	479.4	486.9	(1.5)	4.2	(3.3)	(2.4)
S.E.T	444.4	433.8	2.5	5.6	(1.3)	(1.8)
Spine & CMF	185.9	198.2	(6.2)	(2.2)	(2.7)	(1.3)
Dental	106.5	106.9	(0.3)	2.9	(1.2)	(2.0)
Other	68.9	78.8	(12.6)	(6.0)	(4.9)	(1.7)
Total	$1,988.6	$2,007.6	(0.9)%	3.9%	(2.7)%	(2.1)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

	Six Months Ended June 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$2,408.4	$2,424.4	(0.7)%	2.5%	(2.9)%	(0.3)%
EMEA	901.9	954.2	(5.5)	3.9	(2.2)	(7.2)
Asia Pacific	653.8	646.6	1.1	7.3	(2.2)	(4.0)
Total	$3,964.1	$4,025.2	(1.5)%	3.6%	(2.6)%	(2.5)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

	Six Months Ended June 30,
	2019	2018	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$1,397.6	$1,416.3	(1.3)%	4.6%	(3.1)%	(2.8)%
Hips	963.6	978.9	(1.6)	4.5	(3.2)	(2.9)
S.E.T	884.3	876.1	0.9	4.3	(1.3)	(2.1)
Spine & CMF	368.7	381.3	(3.3)	0.8	(2.6)	(1.5)
Dental	211.0	214.5	(1.6)	2.1	(1.4)	(2.3)
Other	138.9	158.1	(12.2)	(6.3)	(3.8)	(2.1)
Total	$3,964.1	$4,025.2	(1.5)%	3.6%	(2.6)%	(2.5)%

ZIMMER BIOMET HOLDINGS, INC.

 RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended
	June 30, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(0.2)%	(0.3)%	0.1%
EMEA	(4.3)	(6.2)	1.9
Asia Pacific	0.8	(3.9)	4.7
Total	(0.9)%	(2.1)%	1.2%
Product Categories
Knees
Americas	1.6%	(0.2)%	1.8%
EMEA	(4.3)	(6.4)	2.1
Asia Pacific	1.2	(4.5)	5.7
Total	0.1	(2.4)	2.5
Hips
Americas	1.3	(0.3)	1.6
EMEA	(5.9)	(6.0)	0.1
Asia Pacific	(2.8)	(3.3)	0.5
Total	(1.5)	(2.4)	0.9
S.E.T	2.5	(1.8)	4.3
Spine & CMF	(6.2)	(1.3)	(4.9)
Dental	(0.3)	(2.0)	1.7
Other	(12.6)	(1.7)	(10.9)
Total	(0.9)%	(2.1)%	1.2%

ZIMMER BIOMET HOLDINGS, INC.

 RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Six Months Ended
	June 30, 2019
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(0.7)%	(0.3)%	(0.4)%
EMEA	(5.5)	(7.2)	1.7
Asia Pacific	1.1	(4.0)	5.1
Total	(1.5)%	(2.5)%	1.0%
Product Categories
Knees
Americas	(0.2)%	(0.2)%	-%
EMEA	(5.7)	(7.5)	1.8
Asia Pacific	1.5	(4.7)	6.2
Total	(1.3)	(2.8)	1.5
Hips
Americas	0.5	(0.3)	0.8
EMEA	(6.1)	(7.0)	0.9
Asia Pacific	(0.5)	(3.6)	3.1
Total	(1.6)	(2.9)	1.3
S.E.T	0.9	(2.1)	3.0
Spine & CMF	(3.3)	(1.5)	(1.8)
Dental	(1.6)	(2.3)	0.7
Other	(12.2)	(2.1)	(10.1)
Total	(1.5)%	(2.5)%	1.0%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$581.3	$146.9	$112.1	$840.3	$70.1	$10.5	$22.7	$8.4	$(1.8)	$133.7	$0.65
Inventory and manufacturing-related charges(1)	(34.1)	-	-	-	-	-	-	9.4	-	24.7	0.12
Intangible asset amortization(2)	-	(146.9)	-	-	-	-	-	34.1	-	112.8	0.55
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	5.5	-	64.6	0.31
Acquisition, integration and related(4)	-	-	-	-	-	(10.5)	-	2.9	-	7.6	0.04
Quality remediation(5)	(0.7)	-	-	-	-	-	(22.7)	5.9	-	17.5	0.08
Litigation(6)	-	-	-	(7.0)	-	-	-	1.9	-	5.1	0.02
European Union Medical Device Regulation(8)	-	-	(5.1)	-	-	-	-	0.9	-	4.2	0.02
Other charges(9)	-	-	(4.3)	(39.1)	-	-	-	9.2	0.6	33.6	0.16
Other certain tax adjustments(10)	-	-	-	-	-	-	-	6.1	-	(6.1)	(0.02)
As Adjusted	$546.5	$-	$102.7	$794.2	$-	$-	$-	$84.3	$(1.2)	$397.7	$1.93

FOR THE THREE MONTHS ENDED JUNE 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$583.7	$149.5	$791.3	$50.5	$37.5	$32.9	$185.0	$0.90
Inventory and manufacturing-related charges(1)	(12.5)	-	-	-	-	(3.4)	15.9	0.08
Intangible asset amortization(2)	-	(149.5)	-	-	-	29.2	120.3	0.59
Acquisition, integration and related(4)	-	-	-	(50.5)	-	6.8	43.7	0.21
Quality remediation(5)	(7.9)	-	-	-	(37.5)	9.6	35.8	0.18
Litigation(6)	-	-	4.2	-	-	(0.7)	(3.5)	(0.02)
European Union Medical Device Regulation(8)			(0.5)			0.1	0.4	-
Other charges(9)	-	-	(11.3)	-	-	3.1	8.2	0.04
Other certain tax adjustments(10)	-	-	-	-	-	13.8	(13.8)	(0.06)
As Adjusted	$563.3	$-	$783.7	$-	$-	$91.4	$392.0	$1.92

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 and 2018

(in millions, unaudited)

FOR THE SIX MONTHS ENDED JUNE 30, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Loss attributable to noncontrolling interest	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,134.7	$290.3	$213.8	$1,636.7	$70.1	$21.2	$42.4	$53.9	$(1.7)	$379.8	$1.84
Inventory and manufacturing-related charges(1)	(36.1)	-	-	-	-	-	-	13.0	-	23.1	0.11
Intangible asset amortization(2)	-	(290.3)	-	-	-	-	-	58.0	-	232.3	1.13
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	5.5	-	64.6	0.31
Acquisition, integration and related(4)	-	-	-	-	-	(21.2)	-	5.3	-	15.9	0.08
Quality remediation(5)	(0.7)	-	-	-	-	-	(42.4)	10.1	-	33.0	0.16
Litigation(6)	-	-	-	(5.2)	-	-	-	(0.8)	-	6.0	0.03
Litigation settlement gain(7)	-	-	-	23.5	-	-	-	(5.2)	-	(18.3)	(0.09)
European Union Medical Device Regulation(8)	-	-	(6.7)	-	-	-	-	1.1	-	5.6	0.03
Other charges(9)	-	-	(4.3)	(61.8)	-	-	-	13.6	1.2	51.3	0.25
Other certain tax adjustments(10)	-	-	-	-	-	-	-	11.4	-	(11.4)	(0.05)
As Adjusted	$1,097.9	$-	$202.8	$1,593.2	$-	$-	$-	$165.9	$(0.5)	$781.9	$3.80

FOR THE SIX MONTHS ENDED JUNE 30, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Acquisition, integration and related	Quality remediation	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$1,159.5	$300.3	$1,593.0	$96.5	$80.1	$80.1	$359.7	$1.76
Inventory step-up and other inventory and manufacturing-related charges(1)	(19.7)	-	-	-	-	(8.5)	28.2	0.14
Intangible asset amortization(2)	-	(300.3)	-	-	-	60.4	239.9	1.18
Acquisition, integration and related(4)	-	-	-	(96.5)	-	16.6	79.9	0.39
Quality remediation(5)	(11.5)	-	-	-	(80.1)	19.9	71.7	0.35
Litigation(6)	-	-	(1.5)	-	-	0.7	0.8	-
European Union Medical Device Regulation(8)	-	-	(0.8)	-	-	0.1	0.7	-
Other charges(9)	-	-	(21.9)	-	-	6.2	15.7	0.08
Other certain tax adjustments(10)	-	-	-	-	-	13.7	(13.7)	(0.07)
As Adjusted	$1,128.3	$-	$1,568.8	$-	$-	$189.2	$782.9	$3.83

(1)

In the 2019 periods, inventory and manufacturing-related charges relate to a $20.8 million charge incurred to terminate a raw material supply agreement, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The 2018 charges primarily relate to the excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.   The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)	In the second quarter of 2019, we recognized $70.1 million of in-process research and development (“IPR&D”) intangible asset impairment due to the termination of certain IPR&D projects.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products.  In regards to these product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)	In the first quarter of 2019, we settled a patent infringement lawsuit out of court, and the other party agreed to pay us an upfront, lump-sum amount for a non-exclusive license to the patent.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2020 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(9)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing restructuring as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in August 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(10)	Other certain tax adjustments relate to various discrete tax period adjustments.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$301.0	$393.3	$584.6	$883.8
Additions to instruments	(81.1)	(65.7)	(144.8)	(126.1)
Additions to other property, plant and equipment	(58.9)	(27.0)	(96.7)	(53.7)
Free cash flow	$161.0	$300.6	$343.1	$704.0

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net Sales	$1,988.6	$2,007.6	$3,964.1	$4,025.2
Cost of products sold, excluding intangible asset amortization	581.3	583.7	1,134.7	1,159.5
Intangible asset amortization	146.9	149.5	290.3	300.3
Gross Profit	$1,260.4	$1,274.4	$2,539.1	$2,565.4

Inventory and manufacturing-related charges	34.1	12.5	36.1	19.7
Quality remediation	0.7	7.9	0.7	11.5
Intangible asset amortization	146.9	149.5	290.3	300.3
Adjusted gross profit	$1,442.1	$1,444.3	$2,866.2	$2,896.9

Gross margin	63.4%	63.5%	64.1%	63.7%
Inventory and manufacturing-related charges	1.7	0.6	0.9	0.5
Quality remediation	-	0.4	-	0.3
Intangible asset amortization	7.4	7.4	7.3	7.5
Adjusted gross margin	72.5%	71.9%	72.3%	72.0%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 and 2018
(in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating profit	$204.7	$296.0	$554.9	$601.0
Inventory and manufacturing-related charges	34.1	12.5	36.1	19.7
Intangible asset amortization	146.9	149.5	290.3	300.3
Intangible asset impairment	70.1	-	70.1	-
Acquisition, integration and related	10.5	50.5	21.2	96.5
Quality remediation	23.4	45.4	43.1	91.6
Litigation	7.0	(4.2)	5.2	1.5
Litigation settlement gain	-	-	(23.5)	-
European Union Medical Device Regulation	5.1	0.5	6.7	0.8
Other charges	43.4	11.3	66.1	21.9
Adjusted operating profit	$545.2	$561.5	$1,070.2	$1,133.3

Operating profit margin	10.3%	14.7%	14.0%	14.9%
Inventory and manufacturing-related charges	1.7	0.6	0.9	0.5
Intangible asset amortization	7.4	7.4	7.3	7.5
Intangible asset impairment	3.5	-	1.8	-
Acquisition, integration and related	0.5	2.5	0.5	2.4
Quality remediation	1.2	2.3	1.1	2.3
Litigation	0.4	(0.2)	0.1	-
Litigation settlement gain	-	-	(0.6)	-
European Union Medical Device Regulation	0.3	-	0.2	-
Other charges	2.1	0.7	1.7	0.6
Adjusted operating profit margin	27.4%	28.0%	27.0%	28.2%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 and 2018
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Effective tax rate	6.0%	15.1%	12.5%	18.2%
Inventory and manufacturing-related charges; intangible asset amortization; intangible asset impairment; acquisition, integration and related; quality remediation; litigation; litigation settlement gain; European Union Medical Device Regulation; other charges and other certain tax adjustments	11.5	3.8	5.0	1.2
Adjusted effective tax rate	17.5%	18.9%	17.5%	19.4%